Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Plan Administrator of the Ames National Corporation 401(k) Profit Sharing Plan
Ames, Iowa

We consent to the incorporation by reference in the Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our report dated June 27, 2011, appearing in this Annual Report on Form 11-K of Ames National Corporation 401(k) Profit Sharing Plan for the year ended December 31, 2010.

/s/ Clifton Gunderson LLP

West Des Moines, Iowa
June 27, 2011